UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 24, 2005

NITCHES, INC.
 (Exact name of registrant as specified in its charter)

California	0-13851	95-2848021

(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10280 Camino Santa Fe, San Diego, California 92121
 (Address of principal executive offices)

Registrant’s telephone number: (858) 625-2633

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 425 under the Securities Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into Material Definitive Agreement.

          The disclosure set forth below under Item 2.01 of this Current Report on Form 8-K (this “Report”) is hereby incorporated herein by reference in its entirety.

Item 2.01.  Completion of Acquisition or Disposition of Assets.

          On October 24, 2005, Nitches, Inc. (Nitches) acquired from Haresh Tharani, Victor Lee, Manu Mirchandani, Eitan Haber, and Mahesh Tharani the (“Sellers”) the remaining balance of seventy-two percent (72%) of the issued and outstanding stock of Designer Intimates, Inc., a Delaware corporation (Designer Intimates) which Nitches did not own, resulting in Nitches owning one hundred percent (100%) of Designer Intimates.

          In October 2002, the Company acquired a 28% interest in Designer Intimates, which owns 100% of NAP, Inc., a New York-based intimate apparel company.  Designer Intimates had acquired NAP from its founders and obtained a credit line of approximately $12 million from HSBC which was later assumed by CIT, secured by the inventory and accounts receivable of NAP and the guarantees of shareholders of Designer Intimates.  Nitches guaranteed $3 million of this credit line and this guaranty formed the consideration from Nitches for its 28% ownership interest in Designer Intimates.

          Nitches has reported any income or loss from the ongoing operation of Designer Intimates using the equity method of accounting, whereby Nitches’ 28% interest in Designer Intimates has been reported as a single line item on the Consolidated Statement of Income. Furthermore, Nitches has reported the financial statements of Designer Intimates in the notes to Nitches Consolidated Financial Statements.

          Designer Intimates is a New York City based importer and distributor of women’s sleepwear, robes, loungewear, swimwear and intimate apparel; men’s sleepwear, robes, and loungewear; and infant’s and children’s sleepwear and robes. Designer Intimates owns the brand Anne Lewin, and also sells product under the Argentovivo, Princess Tam Tam, Bacirubati, Derek Rose, Crabtree & Evelyn, Bill Blass, Dockers, and Vasserette brands through licensing or distribution agreements. These products are sold to better departments stores, boutiques, moderate department stores, and national and regional discount department stores and chains.  The company further has private label sales to Disney, Victoria’s Secret, and other select specialty stores.

          The assets of Designer Intimates include finished goods inventory, customer lists, customer orders, trade names, brand licenses, brand distribution agreements, office leases in New York City and Atlanta, and office equipment, furniture and fixtures, all of which Nitches intends to continue to use.

          The aggregate purchase price for the acquisition was $1,800,000. Nitches issued to the Sellers 180,000 restricted shares of its common stock at a value of $5.10 per share and $882,000 of preferred stock.  As a result of this transaction, none of the Sellers will have greater than 10% of the shares outstanding.  None of the Sellers will serve on the board of directors or as officers of Nitches.

Item 9.01  Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired.
Nitches intends to file the financial statements required by this item no later than 60 days after the date hereof.

(b)	Pro Forma Financial Information.
Nitches intends to file the pro forma financial information required to be filed by this item no later than 60 days after the date hereof.

(c)	Exhibits.
None.

SIGNATURE

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned there unto duly authorized.

NITCHES, INC.

Registrant

October 28, 2005	By:	/s/ Steven P. Wyandt

Steven P. Wyandt As Principal Financial Officer and on behalf of the Registrant

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